UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2022

HEMISPHERE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35886 (Commission File No.)	80-0885255 (IRS Employer Identification No.)

4000 Ponce de Leon Boulevard

Suite 650

Coral Gables, FL 33146

(Address of principal executive offices)

(305) 421-6364 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HMTV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introduction

As previously disclosed, Hemisphere Media Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of May 9, 2022 (the “Merger Agreement”), with Hemisphere Media Holdings, LLC, a Delaware limited liability company and a wholly owned, indirect subsidiary of the Company (“Holdings LLC”), HWK Parent, LLC, a Delaware limited liability company (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”). On September 13, 2022 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), (i) Merger Sub 1 merged with and into the Company, with the Company surviving such merger as the surviving corporation (the “Merger”) and (b) simultaneously with the Merger, Merger Sub 2 merged with and into Holdings LLC, with Holdings LLC surviving such merger as the surviving company (together with the Merger, the “Mergers”).

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, Holdings LLC shall terminate that certain Credit Agreement, dated as of July 30, 2013 (as amended by Amendment No. 1, dated as of July 31, 2014, Amendment No. 2, dated as of February 14, 2017, Amendment No. 3, dated as of March 31, 2021, and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Holdings, LLC, as lead borrower, Intermedia Español, Inc., a Delaware corporation, HMTV, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent and as an issuing bank, the financial institutions party thereto, as lenders, and the other agents, arrangers and bookrunners party thereto and release all security interests granted and guaranties provided thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Closing of the Mergers

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), each share of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Hemisphere Common Stock”), issued and outstanding immediately prior to the Effective Time, other than certain excluded shares of Hemisphere Common Stock pursuant to the terms of the Merger Agreement, was cancelled and extinguished and automatically converted into and thereafter represents the right to receive an amount in cash equal to $7.00 per share of Hemisphere Common Stock (“Merger Consideration”), payable to the holder thereof, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement.

In addition, at the Effective Time:

•	each outstanding option to purchase shares of Hemisphere Common Stock (the “Hemisphere Options”), whether vested or unvested, was, by virtue of the Merger, cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product obtained by multiplying (a) the aggregate number of shares of Hemisphere Common Stock subject to such Hemisphere Option immediately prior to the Effective Time by (b) the excess, if any, of the Merger Consideration over the exercise price per share of such Hemisphere Option, provided, that any Hemisphere Option with an exercise price per share that was equal to or greater than the Merger Consideration was automatically canceled at the Effective Time without payment of any consideration;

•	each outstanding restricted share of Hemisphere Common Stock (the “Hemisphere RS Awards”) (other than any Hemisphere RS Awards outstanding as of immediately prior to the Effective Time that were granted to one of the Company’s non-employee directors in the ordinary course of business in connection with the Company’s 2022 annual shareholder meeting (the “Director Interim Awards”)) were treated at the Effective Time the same as, and had the same rights and were subject to the same conditions as, an outstanding share of Hemisphere Common Stock not subject to any restrictions and, accordingly, were converted into the right to receive the Merger Consideration at the Effective Time, without interest and less any applicable withholding taxes; and

•	each Director Interim Award vested at the Effective Time on a prorated basis taking into account the portion of the twelve (12) month vesting period that had elapsed from the date of grant until the Effective Time and was treated at the Effective Time as an outstanding share of Hemisphere Common Stock not subject to any restrictions, and the remaining unvested portion of any Director Interim Awards was forfeited at the Effective Time.

The foregoing description of the Mergers and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2022 and incorporated herein by reference into this Item 2.01.

Closing of the Pantaya Sale

As previously disclosed, on May 9, 2022, Univision Puerto Rico Station Operating Company, a Delaware corporation (“Univision”), Pantaya, LLC, a Delaware limited liability company (“Pantaya”), and HMTV DTC, LLC, a Delaware limited liability company (“HMTV DTC”), and, solely for purposes of Section 11.14, Holdings LLC entered into the Membership Interest Purchase Agreement (the “Pantaya Purchase Agreement”).

On the Closing Date, pursuant to the Pantaya Purchase Agreement, HMTV DTC completed the sale of Pantaya to Univision for $115,000,000 in cash plus a promissory note in the amount of $10,000,000, subject to certain adjustments.

The foregoing description of the Pantaya Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Pantaya Purchase Agreement which is attached as Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2022 and incorporated herein by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Mergers, the Company notified NASDAQ Global Market (“Nasdaq”) that the Mergers had been consummated and, as a result, trading of the Company’s securities on Nasdaq has been halted prior to the opening of Nasdaq on the Closing Date. The Company requested Nasdaq to file with the SEC a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company’s securities from Nasdaq and the deregistration of the Company’s securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Mergers, as contemplated by the Merger Agreement, each of the Company’s directors immediately prior to the Effective Time resigned from his or her respective position as a member of the board of directors of the Company, and, in certain circumstances, as a member of the board of directors (or equivalent governing body) of each subsidiary of the Company, effective immediately following the Effective Time. Immediately following the Effective Time, Peter Kern became and constitutes the only director of the surviving corporation, and shall serve until his successor has been duly elected or appointed and qualified or until his death, resignation or removal in accordance with the organizational documents of the surviving corporation.

Immediately following the Effective Time, Eric Zinterhofer and Adam Reiss became and constitute the only officers of the surviving corporation, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, (i) the Company’s certificate of incorporation was amended and restated in its entirety and (ii) the Company’s bylaws were amended and restated in their entirety, each in accordance with the terms of the Merger Agreement and the DGCL.

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On September 13, 2022, the Company issued a press release (the “Press Release”) announcing the closing of the Mergers.

A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 9, 2022, by and among HWK Parent, LLC, HWK Merger Sub 1, Inc., HWK Merger Sub 2, LLC, Hemisphere Media Group, Inc. and Hemisphere Media Holdings, LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 10, 2022).
2.2	Membership Interest Purchase Agreement, dated as of May 9, 2022, by and among Univision Puerto Rico Station Operating Company, HMTV DTC, LLC, Pantaya, LLC and Hemisphere Media Holdings, LLC (incorporated herein by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by the Company on May 10, 2022).
3.1	Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc.
3.2	Amended and Restated Bylaws of Hemisphere Media Group, Inc.
99.1	Press Release, dated September 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 13, 2022	HEMISPHERE MEDIA GROUP, INC.

		By:	/s/ Adam Reiss
Name: Adam Reiss
Title: Vice President